Exhibit 99.2

福建省福州市台江区望龙二路1号国际金融中心（IFC）37层（350005）

电话：+86-591-87850803         传真：+86-591-87816904

37/F, IFC, No.1, Wanglong 2nd Avenue, Taijiang District, Fuzhou, Fujian 350005 P. R. China

Tel: +86-591-87850803 Fax: +86-591-87816904

www.allbrightlaw.com

TO: Beta FinTech Holdings Limited

April [  ] , 2025

Dear Sir/Madam,

We are qualified lawyers of the People’s Republic of China (the “PRC”, for the purpose of issuing this opinion, excluding Hong Kong Special Administration Region, Macau Special Administration Region and Taiwan) and as such are qualified to issue this opinion with respect to all laws, regulations, rules, judicial interpretations and other legislations of the PRC effective and publicly available as of the date hereof. We have acted as your PRC legal counsel in connection with the initial public offering, issuance, and sale of certain ordinary shares with a par value of US$ 0.001 per share (the “Ordinary Shares”, or the “Offered Securities”) pursuant to the Company’s registration statement on Form F-1, including all amendments and supplements thereto (the “Registration Statement”), filed by the Company with the U.S. Securities and Exchange Commission under the U.S. Securities Act of 1933, as amended (the “Offering”), the listing of the Offered Securities on the Nasdaq Capital Market (the “Listing”); and the Registration Statement.

We are licensed lawyers in the PRC and are authorized by the Ministry of Justice of the PRC to issue legal opinions in relation to the above matters in accordance with the published and publicly available PRC laws, regulations, rules and judicial interpretations announced by the PRC Supreme People’s Court (collectively the “PRC Laws”), such licenses and authorization of which have not been revoked, suspended, restricted, or limited in any manner whatsoever.

A.	Documents Examined, Definition and Information Provided

In rendering this opinion, we have reviewed the Company’s Registration Statement, the Prospectus (as defined below) and the Underwriting Agreement (as defined below). In addition, we have examined the originals or copies, certified or otherwise identified to our satisfaction of the documents as we have considered necessary or advisable for the purpose of rendering this opinion. Where certain facts were not independently established by us, we have relied upon certificates or statements issued or made by competent national, provincial or local governmental regulatory or administrative authority, agency or commission in the PRC having jurisdiction over the relevant PRC Entities, the Company and appropriate representatives of the Company. All of these documents are hereinafter collectively referred to as the “Documents.”

Unless the context of this opinion otherwise provides, the following terms in this opinion shall have the meanings set forth below:

“The Company” “Beta HK”

means Beta FinTech Holdings Limited(贝塔金融科技控股有限公司).

means Beta International Securities Limited (貝塔國際證券有限公司), a company incorporated in Hong Kong on October 19, 1990, and an indirect wholly-owned subsidiary of our Company;

“CSRC”	means the China Securities Regulatory Commission.
“CAC”	means the Cyberspace Administration of China.
“Group”

means the Company and its subsidiaries or any of them, or where the context so requires, in respect of the period before our Company becoming the holding company of its present subsidiaries, such subsidiaries as if they were subsidiaries of our Company at the relevant time or the businesses which have since been acquired or carried on by them or as the case may be their predecessors.

“PRC Laws”	means any and all laws, regulations, statues, rules, decrees, notices, and supreme court’s judicial interpretations currently in force and publicly available in the PRC as of the date hereof.
“PRC authorities,” “PRC government” or “PRC regulatory	means the authorities, government or regulatory agencies of Mainland China for the purpose of this prospectus only.
“Prospectus”	means the prospectus, including all amendments or supplements thereto, that forms part of the Registration Statement.
“Registration Statement”

the Company’s registration statement on Form F-1, including all amendments or supplements thereto, filed by the Company with the Securities and Exchange Commission under the U.S. Securities Act of 1933 (as amended) in relation to the Offering.

Capitalized terms used but not defined herein shall have the meanings set forth in the Registration Statement.

B.	Assumptions

In our examination of the aforesaid Documents, we have assumed, without independent investigation and inquiry that:

1.	all signatures, seals and chops are genuine and were made or affixed by representatives duly authorized by the respective parties, all natural persons have the necessary legal capacity, all Documents submitted to us as originals are authentic, and all Documents submitted to us as certified or photostatic copies conform to the originals;

2.	no amendments, revisions, modifications or other changes have been made with respect to any of the Documents after they were submitted to us for the purposes of this opinion; and

3.	each of the parties to the Documents (except that we do not make such assumptions about the PR Entities) is duly organized and validly existing in good standing under the laws of its jurisdiction of organization and/or incorporation, and has been duly approved and authorized where applicable by the competent governmental authorities of the relevant jurisdiction to carry on its business and to perform its obligations under the Documents to which it is a party.

In expressing the opinions set forth herein, we have relied upon the factual matters contained in the representations and warranties set forth in the Documents.

C.	Opinion

Based upon the foregoing, we are of the opinion that:

1.	Since the Company and its subsidiaries currently have no operations in the Mainland China, as of the date of this legal opinion, the Company is not required to obtain any permissions or approvals from PRC authorities, including the CSRC or the CAC, before listing in the U.S. and to issue our Ordinary Shares to foreign investors, none of the PRC laws and regulations apply to the Group’s business, regardless of whether directly or indirectly via counterparties or other third parties, none of the Group’s previous, current and planned operations with PRC companies subject it to PRC laws and regulations, and the Group is not regulated by any regulator in Mainland China, because (i) the Company does not, directly or indirectly, own or control any entity or subsidiary in Mainland China; (ii) the Company and its subsidiaries do not have any operations in Mainland China; (iii) the Company does not have or intend to set up any subsidiary or enter into any contractual arrangements to establish a variable interest entity structure with any entity in Mainland China; (iv) the Company is headquartered in Hong Kong with officers and all members of the board of directors based in Hong Kong and all of its revenues and profits are generated by its subsidiaries in Hong Kong and BVI and the Company has not generated revenues or profits from Mainland China in the most recent accounting year accounts for more than 50% of the corresponding figure in ours audited consolidated financial statements for the same period;

2.	As of the date of this legal opinion, although Beta HK may collect and store certain data (including certain personal information) from its clients, some of whom may be individuals in Mainland China, in connection with our business and operations for “Know Your Customers” purposes (to combat money laundering), the Company and Beta HK will not be deemed to be an “Operator” or a “data processor” that are required to file for cybersecurity review by the CAC before listing in the United States, given that: (a) as of date of this prospectus, Beta HK has in aggregate collected and stored the personal information of less than ten thousand individuals in Mainland China and we have acquired the clients’ separate consents for collecting and storing of their personal information and data; (b) the Company do not place any reliance on collection and processing of any personal information to maintain business operation; (c) data processed in the Company business should not have a bearing on national security nor affect or may affect national security; (d) all of the data Beta HK has collected is stored in servers located in Hong Kong; and (e) as of the date of this prospectus, Beta HK has not been informed by any PRC governmental authority of being classified as an “Operator” or a “data processor” that is subject to CAC cybersecurity review or a CSRC review; and (vi) pursuant to the Basic Law of the Hong Kong Special Administrative Region of the PRC, or the Basic Law, PRC laws and regulations shall not be applied in Hong Kong except for those listed in Annex III of the Basic Law (which is confined to laws relating to national defense, foreign affairs and other matters that are not within the scope of autonomy).

D.	Consent

We hereby consent to the use of this consent as an exhibit to the Registration Statement, to the use of our name as your PRC counsel and to all references made to us in the Registration Statement and in the prospectus forming a part thereof. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations promulgated thereunder.

This opinion letter relates only to PRC Laws and we express no opinion as to any laws other than PRC Laws. PRC Laws referred to herein are laws currently in force as of the date of this opinion letter and there is no guarantee that any of such PRC Laws, or the interpretation thereof or enforcement therefor, will not be changed, amended or revoked in the immediate future or in the longer term with or without retroactive effect.

Although we do not assume any responsibility or liability for the accuracy, completeness or fairness of the statements contained in the Registration Statement, or the Prospectus, to the best of our knowledge after due and reasonable inquiries, nothing has come to our attention that would reasonably cause us to believe that, (A) the Registration Statement (other than the financial statements and related schedules, statistical data and other expertized statements therein, as to which we express no opinion), as of its effective date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; (B) the Prospectus (other than the financial statements and related schedules, statistical data and other expertized statements therein, as to which we express no opinion), as of its date and the date hereof, contained or contains any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

Very truly yours,

ALLBRIGHT LAW OFFICES (FUZHOU)

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